Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-67379, 333-101008, 333-118659, 333-163843 and 333-181715) on Form S-8, the Registration Statement (No. 333-106728) on Form S-3, the Registration Statements (Nos. 333-140452 and 333-180526) on Form S-3 ASR, and the Registration Statement (No. 333-186092) on Form S-4 of Crown Castle International Corp. of our report dated February 12, 2013, with respect to the consolidated balance sheets of Crown Castle International Corp. as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), cash flows, and equity for each of the two years in the period ended December 31, 2012, and the related financial statement schedule for the years ended December 31, 2012 and 2011, and the effectiveness of internal control over financial reporting as of December 31, 2012, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 12, 2013